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                                                                    Exhibit 99.1

                      CONSENT OF IBBOTSON ASSOCIATES, INC.

      We hereby consent to the reference to us in Post-effective Amendment No. 1 to the Registration Statement on Form S-11 for Corporate Property Associates 15 Incorporated (the "Company") and in the Company's sales literature, and the Company's use and display of our statistical data, including but not limited to data derived from our Ibbotson Investment Analysis Software. We reserve all rights in our name, data and software.

Ibbotson Associates, Inc.

/s/ Michael Annin

New York, New York
April 30, 2003